EXHIBIT A

                     JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $.01 per share, of Education Alternatives, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of September 23, 1997.


                         /s/A. BARON CASS III
                         -----------------------------------------
                         A. Baron Cass III

                         Prime Petroleum, Inc. Profit Sharing Trust


                         By:  /S/A. BARON CASS III
                             -------------------------------------
                            A. Baron Cass III, Trustee

                         Sands Partnership #1 Money Purchase Pension Plan


                        By:  /S/A. BARON CASS III
                           -------------------------------------
                            A. Baron Cass III, Trustee


                        Cascoh, Inc.


                        By:  /S/A. BARON CASS III
                            -------------------------------------
                            A. Baron Cass III, Trustee

                        Sands Partnership #1


                        By:  /S/A. BARON CASS III
                            -------------------------------------
                            A. Baron Cass III, Trustee

                        Sands Partnership #2


                        By:  /S/A. BARON CASS III
                            -------------------------------------
                            A. Baron Cass III, Trustee


                        /S/BARTON J. COHEN
                        -----------------------------------------
                        Barton J. Cohen